Exhibit 10.3

AMENDMENT NO. 10 TO CREDIT AGREEMENT

THIS AMENDMENT NO. 10 TO CREDIT AGREEMENT (the “Amendment”) is dated as of February 3, 2011, and is made by and among UNITED REFINING COMPANY, a Pennsylvania corporation (“United Refining”), UNITED REFINING COMPANY OF PENNSYLVANIA, a Pennsylvania corporation (“United Refining of PA”), KIANTONE PIPELINE CORPORATION, a New York corporation (“Kiantone”), COUNTRY FAIR, INC., a Pennsylvania corporation (“Country Fair”), KWIK-FILL CORPORATION (“Guarantor”), THE BANKS PARTY TO THE CREDIT AGREEMENT (defined below), MANUFACTURERS AND TRADERS TRUST COMPANY and BANK LEUMI, USA, as Co-Documentation Agents, and PNC BANK, NATIONAL ASSOCIATION (“PNC”), as Agent (“Agent”).

WITNESSETH:

WHEREAS, United Refining, United Refining of PA, Kiantone and Country Fair as Borrowers (collectively, the “Borrowers”), Guarantor, PNC and the Banks (as defined in the Credit Agreement, the “Banks”) are party to that certain Amended and Restated Credit Agreement dated as of July 12, 2002, as amended by Amendment No. 1 dated as of November 27, 2002, as amended by that Limited Waiver and Amendment No. 2 dated as of February 19, 2003, as amended by that Limited Waiver and Amendment No. 3 dated as of March 24, 2003, as amended by Amendment No. 4 dated as of January 27, 2004, as amended by Amendment No. 5 dated as of August 6, 2004, as amended by Amendment No. 6 dated as of April 19, 2005, as amended by Amendment No. 7 dated as of November 27, 2006, as amended by Amendment No. 8 dated as of November 21, 2008, and as amended by Amendment No. 9 dated as of January 14, 2011 (as amended, restated, supplemented or modified, the “Credit Agreement”);

WHEREAS, capitalized terms used herein shall have the meanings given to them in the Credit Agreement;

WHEREAS, the Borrowers and the Guarantor have requested the Banks permit United Refining to refinance the Senior Unsecured Notes with a refinancing which would be effected on terms other than those permitted under Section 7.2.14 of the Credit Agreement.

WHEREAS, the Banks are willing to accommodate such request, subject to the terms and conditions hereof.

NOW, THEREFORE, the parties hereto, and in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

1. Definitions.

(a) Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement, as amended by this Amendment.

(b) The definition of Loan Documents set forth in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

Loan Documents shall mean this Agreement, the Agent’s Letter, the Guaranty Agreement, the Intercompany Subordination Agreement, the Notes, the Lockbox Agreements, the Security Agreement, the Intercreditor and Access Agreement, the Wire Transfer Agreements, the Letters of Credit, Hedging Contracts to which any Bank or Affiliate of any Bank is a party, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents.

(c) The definition of Permitted Liens set forth in Section 1.1 of the Credit Agreement is hereby amended by adding the following new paragraph (xiv) immediately following paragraph (xiii):

“(xiv) Liens on (x) all owned real property, equipment and fixtures comprising the Refinery, including buildings, terminals, storage tanks, refining and other facilities, pipelines, pipeline rights, loading racks, rail spurs and loading facilities necessary to operate the Refinery and which are located at the Refinery, (y) the capital stock of Kiantone, and (z) all supporting obligations and books and records and proceeds relating to any of the foregoing, in each case to secure Indebtedness incurred under the Senior Secured Note Indenture and Hedging Obligations (as defined in the Senior Secured Note Indenture); provided, that Permitted Liens under this paragraph (xiv) shall not include Excluded Assets (as defined in the Senior Secured Note Indenture as in effect on the Senior Note Closing Date).”

(d) The following new definitions are hereby inserted in Section 1.1 of the Credit Agreement in alphabetical order:

Intercreditor and Access Agreement shall mean that certain Intercreditor and Access Agreement dated as of the Senior Note Closing Date among the Agent, the collateral agent under the Senior Secured Note Indenture and the Loan Parties, as the same may be amended, modified, extended or restated from time to time.

Refinery shall mean the refinery owned by United Refining located on a 92-acre site in Warren, Pennsylvania.

Senior Note Closing Date shall mean the date upon which Senior Secured Notes are first issued pursuant to the terms of the Senior Secured Note Indenture.

Senior Secured Notes shall mean the $350,000,000 of             % Senior Secured Notes due 2018 issued by United Refining and guarantied by the Subsidiary Guarantors (as defined under the Senior Secured Note Indenture).

Senior Secured Note Indenture shall mean that certain Indenture dated as of February     , 2011, among United Refining, the Subsidiary Guarantors named therein, and Bank of New York, as trustee, as amended or supplemented from time to time as permitted under with Section 7.2.14.

2. Amendment of Section 7.2.1(ii) of the Credit Agreement. Section 7.2.1(ii) [Indebtedness] of the Credit Agreement is hereby amended and restated as follows:

“(ii) Indebtedness evidenced by the Senior Unsecured Notes, and Indebtedness incurred in connection with a refinancing of the Senior Unsecured Notes as permitted under Section 7.2.14;”

3. Amendment of Section 7.2.5 of the Credit Agreement. Section 7.2.5 [Dividends and Related Distributions] of the Credit Agreement is hereby amended by the insertion of the following sentence at the end of such Section 7.2.5.

“Notwithstanding the foregoing, other than dividends or other distributions payable by one Loan Party to another Loan Party as permitted under Section 7.2.5(i) above, each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, make or pay, or agree to become or remain liable to make or pay, any dividend or other distribution of any nature (whether in cash, property, securities or otherwise) on account of or in respect of its shares of capital stock, partnership interests or limited liability company interests on account of the purchase, redemption, retirement or acquisition of its shares of capital stock (or warrants, options or rights therefor), partnership interests or limited liability company interests (each a “Restricted Payment”), if the amount of such Restricted Payment, when added to the aggregate amount of all Restricted Payments made after August 6, 2004, exceeds the sum of (A) 50% of United Refining’s consolidated net income computed in accordance with GAAP (taken as one accounting period) from but not including May 31, 2004, to the end of United Refining’s most recently ended fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such aggregate consolidated net income shall be a deficit, minus 100% of such aggregate deficit), plus (B) the net cash proceeds from the issuance and sale (other than to a Subsidiary of United Refining) after August 6, 2004 of United Refining’s capital stock that is not Disqualified Stock (as defined in the Indenture), plus (C) to the extent that any Restricted Investment (as defined in the Indenture) that was made after August 6, 2004 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment, plus (D) the amount of Restricted Investment outstanding in a Subsidiary of United Refining which is not a Loan Party at the time such Subsidiary becomes a Loan Party.”

4. Amendment of Section 7.2.9 of the Credit Agreement. Section 7.2.9 of the Credit Agreement is hereby amended and restated as follows:

“7.2.9 Subsidiaries, Partnerships and Joint Ventures.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, own or create directly or indirectly any Subsidiaries other than (i) Borrowers or Guarantors on the Closing Date, (ii) LLC (SEM), (iii) LLC (ALL), (iv) Inactive Subsidiaries set forth on Schedule 5.1.3, provided however, if any such Subsidiary no longer remains an Inactive Subsidiary, it shall immediately join this Agreement as a Guarantor pursuant to Section 10.18, and (v) any Subsidiary existing on or formed after the Closing Date, which joins this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors], provided that such Subsidiary and the Loan Parties, as applicable, shall grant and cause to be perfected first priority Liens to the Agent for the benefit of the Banks in the Collateral held by such Subsidiary. Except in connection with an Other Permitted Investment permitted pursuant to Section 7.2.4(v) and a Permitted Acquisition permitted pursuant to Section 7.2.6, each of the Loan Parties shall not become or agree to become (i) a general or limited partner in any general or limited partnership, (ii) a member or manager of, or hold a limited liability company interest in, a limited liability company other than the LLC (SEM) and LLC (ALL), or (iii) a joint venturer or hold a joint venture interest in any joint venture.”

5. Amendment of Section 7.2.14 of the Credit Agreement. Section 7.2.14 of the Credit Agreement is hereby amended and restated as follows:

“7.2.14 Changes in Organizational Documents, Senior Unsecured Notes and Senior Secured Notes.

Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, amend in any respect its certificate of incorporation (including any provisions or resolutions relating to capital stock), by-laws or other organizational documents without providing at least thirty (30) calendar days’ prior written notice to the Agent and the Banks and, in the event such change would be adverse to the Banks as determined by the Agent in its sole discretion, obtaining the prior written consent of the Required Banks.

Each of the Loan Parties shall not amend, refinance or replace in any respect any provision of the Indenture, the Senior Unsecured Notes, the Senior Secured Note Indenture, the Senior Secured Notes or agreements related to the foregoing if such amendment, refinancing or replacement provides for, or could result in, (a) any acceleration in the principal thereof or any addition or increase, directly or indirectly, in the amount of any principal payment thereunder except and to the extent such addition or increase is permitted under this Agreement, (b) a prohibition or conditioning of the granting of collateral security to the Agent and the Banks hereunder or under any similar agreement, (c) the inclusion of covenants, taken together, that are materially more restrictive to any of the Loan Parties than those contained in the Senior Secured Note Indenture on the Senior Note Closing Date, (d) a maturity date earlier than the maturity date contained in the Senior Secured Note Indenture on the Senior Note Closing Date, (e) the granting of collateral as security therefor (except for Liens on assets referred to in paragraph (xiv) of the definition of Permitted Liens), in the case of each of items (a) through (e) above without obtaining the prior written consent of the Required Banks. Notwithstanding the foregoing, United Refining may refinance the Senior Unsecured Notes with the proceeds of the Senior Secured Notes subject to the following terms and conditions:

(i) the Senior Secured Notes shall be issued in an amount not less than $325,000,000;

(ii) the Borrowers shall not use proceeds of Revolving Credit Loans to redeem any portion of the Senior Unsecured Notes or pay any fees or expenses in connection with such refinancing of the Senior Unsecured Notes and issuance of the Senior Secured Notes;

(iii) the collateral agent for the noteholders of the Senior Secured Notes, the Agent and the Loan Parties shall have executed and delivered the Intercreditor and Access Agreement which shall have terms satisfactory to the Agent; and

(iv) the Senior Secured Notes and the Senior Secured Note Indenture executed and delivered by the Loan Parties shall be in the form previously delivered to the Agent and the Lenders, including without limitation, providing for a non-default interest rate on the Senior Secured Notes not greater than 11% per annum and yield to the noteholders after giving effect to any original issue discount of not greater than 12.5% per annum.”

6. Amendment of Section 7.2.17 of Credit Agreement. Section 7.2.17 of the Credit Agreement is hereby amended and restated as follows:

“7.2.17 Negative Pledge Covenants.

Except for the restrictions on granting Liens in the Indenture as in effect on the Closing Date and in the Senior Secured Note Indenture delivered to the Agent and the Lenders under Section 7.2.14(iv), each of the Loan Parties covenants and agrees that it shall not, and shall not permit any of its Subsidiaries to, (a) enter into any agreement, promise, commitment or other undertaking with any Person which, conditionally or unconditionally, prohibits, or limits in any way the right of, any of the Loan Parties or their Subsidiaries from granting any Liens to the Agent or the Banks in the assets or ownership interests of the Loan Parties or their Subsidiaries or which imposes any conditions upon such a grant of such Liens or the exercise by the Agent or the Banks of their rights and remedies under such Liens (including their rights to transfer or dispose of such assets or interests), or (b) agree to, create or suffer to exist any Lien to any Person on any assets at any time, other than Permitted Liens.”

7. Amendment of Section 7.2.19 of Credit Agreement. Section 7.2.19 of the Credit Agreement is hereby amended and restated as follows:

“7.2.19 Redemption of Notes.

Other than in connection with a refinancing of the Senior Unsecured Notes or the Senior Secured Notes as permitted under Section 7.2.14, the Loan Parties may not redeem any part of the Senior Unsecured Notes or the Senior Secured Notes unless (a) no Event of Default Exists or would exist after giving effect to such proposed redemption, and (b) if any Loans are outstanding or would be outstanding after giving effect to such proposed redemption, the Loan Parties shall deliver a Borrowing Base Certificate to the Agent three (3) days prior to such proposed redemption demonstrating that Unused Availability would exceed $10,000,000 after giving effect to such proposed redemption.”

8. Amendment of Section 8.1.15 of Credit Agreement. Section 8.1.15 of the Credit Agreement is hereby amended and restated as follows:

“8.1.15 Change of Control.

Any Person shall sell, transfer or make other disposition of capital stock owned directly or indirectly by John A. Catsimatidis (“Catsimatidis”) of any Loan Party except (i) sales, transfers or dispositions by a Person resulting in not more than a forty-nine percent (49%) change of ownership of the capital stock of any Loan Party owned directly or indirectly by Catsimatidis in the aggregate over the term of this Agreement by such Person, provided that Catsimatidis shall at all times have voting control with respect to all classes of voting stock of each Loan Party; (ii) involuntary transfers by will or similar instrument as a result of death or incapacity (and not pursuant to liquidating sales or subsequent transfers upon receipt by the beneficiaries (the “Beneficiaries”) under such will or instrument); or (iii) pursuant to subsequent transfers by any such Beneficiaries provided that such Beneficiaries collectively retain directly or indirectly not less than fifty-one percent ownership of the capital stock of each Loan Party and such Beneficiaries, collectively, shall at all times have voting control with respect to all classes of voting stock of each Loan Party. In addition to the foregoing, a Change of Control as defined in the Senior Secured Note Indenture also shall constitute a change of control for purposes of this Section 8.1.15.”

9. Conditions to Effectiveness of Amendment of the Credit Agreement and Related Matters.

The effectiveness of this Amendment shall be subject to each of the following conditions precedent:

(a) Execution and Delivery of Amendment. The Borrowers, the Guarantor and the Required Banks shall have executed and delivered to the Agent this Amendment by their duly authorized representatives.

(b) Corporate Documents. Each Loan Party shall have delivered to the Agent for the benefit of each Bank a certificate dated the effective date of this Amendment and signed by the Secretary or an Assistant Secretary of each of the Loan Parties, certifying as appropriate as to:

(i) all action taken by each Loan Party in connection with this Amendment and the other Loan Documents;

(ii) the names of the officer or officers authorized to sign this Amendment and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Amendment and the true signatures of such officers, on which the Administrative Agent and each Lender may conclusively rely; and

(iii) copies of its organizational documents, including its articles or certificate of incorporation and bylaws, as in effect on the date of this Amendment certified by the appropriate state official where such documents are filed in a state office (or, in the event that no change has been made to such organizational documents previously delivered to the Administrative Agent, so certified by the Secretary or Assistant Secretary of such Loan Party).

(c) Senior Secured Note Documents. There shall be delivered to the Agent and the Lenders true and correct copies of the Senior Secured Note Indenture, the related offering memorandum, and all collateral documents to be executed and delivered by the Loan Parties in connection therewith.

(d) Intercreditor and Access Agreement. The collateral agent under the Senior Secured Note Indenture and the Loan Parties shall have executed and delivered an intercreditor and access agreement with respect to the refinery premises of United Refining in Warren, Pennsylvania and the pipelines owned by Kiantone, which agreement shall be in form and substance satisfactory to the Agent.

(e) Fees and Expenses. The Borrowers shall have paid or caused to be paid to the Agent an Amendment Fee in the amount of $100,000, which fee shall be allocated among the Banks which have executed and delivered to the Agent his Amendment by 5:00 p.m. Pittsburgh, Pennsylvania time on February 2, 2011, in accordance with their respective Ratable Share.

(f) Legal Opinion and Details. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Agent, and the Agent shall have received (i) an opinion of counsel from attorneys for the Loan Parties addressing such matters as reasonably requested by the Agent with respect to the transactions contemplated by this Amendment and the Senior Secured Note Indenture, in form and substance satisfactory to the Agent, and (ii) such other documents reasonably requested by the Agent in connection with such transactions.

10. Representations and Warranties; No Defaults.

The representations and warranties of the Loan Parties contained in Article 5 of the Credit Agreement shall be true and accurate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Loan Parties shall have performed and complied with all covenants and conditions under the Loan Documents and hereof; no Event of Default or Potential Default under the Credit Agreement and the other Loan Documents shall have occurred and be continuing or shall exist; and by their execution and delivery of this Amendment, the Borrowers and the Guarantor certify as to the accuracy of such matters.

11. Force and Effect.

Except as otherwise expressly modified by this Amendment, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect after the date hereof. Each Loan Party hereby acknowledges that the Guaranty, the Intercompany Subordination Agreement, and the Security Agreement: (a) continue in full force and effect, and (b) relate to the obligations of each Loan Party under the Agreement and the other Loan Documents as increased pursuant to this Amendment. Each Loan Party further (i) acknowledges that the Obligations of the Loan Parties under the Agreement, as increased by this Amendment, are Guarantied Obligations under the Guaranty, Debt under the Security Agreement, Senior Debt under the Intercompany Subordination Agreement, and (ii) confirms its obligations under each of the foregoing Loan Documents. The guaranties, security interests, pledges, covenants and agreements set forth in the Loan Documents are hereby made and granted to secure the obligations under the Agreement as if the same were made, increased or granted on the date hereof; and, each Loan Party hereby agrees that from the date hereof and so long as any Loan or any Commitment of any Bank shall remain outstanding and until the payment in full of the Loans and the Notes, the expiration of all Letters of Credit, and the performance of all other obligations of Loan Parties under the Loan Documents, such Loan Party shall perform, comply with, and be subject to and bound by each of the terms and provisions of the Agreement, Guaranty, Intercompany Subordination Agreement, Security Agreement, and each of the other Loan Documents jointly and severally with the other parties thereto. Each Loan Party hereby makes, affirms, and ratifies in favor of the Banks and the Agent the Credit Agreement, Guaranty, Intercompany Subordination Agreement, the Security Agreement, and each of the other Loan Documents to which it is a party given by it to Agent and any of the Banks.

12. Governing Law.

This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.

13. Effective Date.

This Amendment shall be dated as of and shall be binding, effective and enforceable upon the date on which all conditions set forth in Section 8 hereof have been satisfied.

14. Agent’s Expenses.

Upon demand the Borrowers shall pay all costs and expenses of the Agent in connection with this Amendment, including without limitation, reasonable fees of the Agent’s counsel in connection with this Amendment

15. Counterparts.

This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all such counterparts shall together constitute one and the same instrument. Delivery by telecopy or electronic portable document format (i.e., “pdf”) transmission of executed signature pages hereof from one party hereto to another party hereto shall be deemed to constitute due execution and delivery by such party; provided, however that any Person making delivery by telecopy or electronic portable document format shall promptly deliver an executed original of the same to the Agent.

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[SIGNATURE PAGE TO AMENDMENT NO. 10 TO CREDIT AGREEMENT]

IN WITNESS WHEREOF, the parties hereto by their duly authorized officers have executed this Amendment as of the day and year first written above.

BORROWERS:

UNITED REFINING COMPANY

By:	/s/ James E. Murphy
Title:	CFO and Treasurer

UNITED REFINING COMPANY OF PENNSYLVANIA

By:	/s/ James E. Murphy
Title:	CFO and Treasurer

KIANTONE PIPELINE CORPORATION

By:	/s/ James E. Murphy
Title:	CFO and Treasurer

COUNTRY FAIR, INC.

By:	/s/ James E. Murphy
Title:	VP Finance, Treasurer

GUARANTOR:

KWIK-FILL CORPORATION

By:	/s/ James E. Murphy
Title:	CFO and Treasurer

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO CREDIT AGREEMENT]

AGENT AND BANKS:

PNC BANK, NATIONAL ASSOCIATION,
individually and as Agent

By:	/s/ James M. Steffy
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO CREDIT AGREEMENT]

MANUFACTURERS AND TRADERS TRUST COMPANY, individually and as Co-Documentation Agent

By:	/s/ Jon Werbitsky
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO CREDIT AGREEMENT]

BANK LEUMI, USA, individually and as
Co-Documentation Agent

By:	/s/ John Koenigsberg
Title:	Senior Vice President

By:	/s/ Iris Steinhardt
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO CREDIT AGREEMENT]

DOLLAR BANK, FEDERAL SAVINGS BANK

By:	/s/ James Wheeler
Title:	Senior Vice President